Exhibit 13

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of QIAGEN N.V., does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2003 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2004	/s/ Peer M. Schatz
Peer M. Schatz
Managing Director and Chief Executive Officer

Dated: March 26, 2004	/s/ Roland Sackers
Roland Sackers
Deputy Managing Director and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.